SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported) October 15, 2003
Credit Suisse First Boston Mortgage Securities Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-107055 (Commission File Number)	13-3320910 (IRS Employer ID Number)

11 MADISON AVENUE, NEW YORK, N.Y. 10010
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:	(212) 325-2000

N/A (Former name or former address, if changed since last report)

Table of Contents

Item 5.  Other Events.

This Current Report on Form 8-K/A is being filed to amend and supplement the Current Report on Form 8-K originally dated October 14, 2003, in connection with the issuance by Home Equity Asset Trust 2003-4 of Home Equity Pass-Through Certificates, Series 2003-4, in order to file a copy of the Pooling and Servicing Agreement attached as an Exhibit thereto.  The Pooling and Servicing Agreement filed herewith supercedes in its entirety such Pooling and Servicing Agreement.

Item 7.

Financial Statements, Pro Forma Financial Information and Exhibits.

(q)

Not applicable.

(r)

Not applicable.

(s)

Exhibits:

4.1	Pooling and Servicing Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CREDIT SUISSE FIRST BOSTON MORTGAGE

CORP.

By:

/s/ Brian Simons

Name:

Brian Simons

Title:

Vice President

Dated:  October 15, 2003

EXHIBIT 4.1